UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: February 4, 2014

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On January 27, 2014, Registrant and Mizuho Bank (China), LTD. (“Mizuho”) entered into an amendment (the “Amendment”), to the guaranty agreement dated as of July 19, 2013, by and between Registrant, as guarantor, and Mizuho, as facility agent (the “Guaranty”), under the RMB 930,000,000 facility agreement dated as of July 19, 2013, by and among Tiffany & Co. (Shanghai) Commercial Co., Ltd. and the Lenders, Jointed Coordinators, Mandated Lead Arrangers and Bookrunners party thereto, and Mizuho as Facility Agent. The Amendment became effective as of January 30, 2014.

The Amendment amended certain financial definitions used in the Guaranty, with the effect of excluding the impact of the award issued in the confidential arbitration between The Swatch Group Ltd. and its affiliate and certain of Registrant’s affiliates from the calculation of the Adjusted Debt to EBITDAR Ratio and Fixed Charge Coverage Ratio (each as referenced in the Guaranty).

Upon the effectiveness of the Amendment, Registrant fulfilled the covenant in the most recent amendments to its Note Purchase Agreements and Three and Five Year Credit Agreements, as described in the Current Report on Form 8-K filed by Registrant on January 17, 2014, which required Registrant to effect certain amendments and waivers to certain of its debt agreements.

The Amendment is filed as Exhibit 10.36 to this Current Report on Form 8-K. The description of the material terms of the Amendment is qualified in its entirety by reference to the exhibit.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

10.36
First Amendment to Guaranty Agreement, dated as of January 27, 2014, to the Guaranty Agreement, dated as of July 19, 2013, by and between the Registrant and Mizuho Corporate Bank (China), LTD., as Facility Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary
and General Counsel
Date: February 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.36
First Amendment to Guaranty Agreement, dated as of January 27, 2014, to the Guaranty Agreement, dated as of July 19, 2013, by and between the Registrant and Mizuho Corporate Bank (China), LTD., as Facility Agent.

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